Exhibit 7.2

Deloitte(R)                                                Deloitte & Touche LLP
                                                           5140 Yonge Street
                                                           Suite 1700
                                                           Toronto ON  M2N 6L7
                                                           Canada

                                                           Tel: 416-601-6150
                                                           Fax: 416-601-6151
                                                           www.deloitte.ca

SENT VIA MESSENGER AND FACSIMILE

May 20, 2009

Securities and Exchange Commission
100 F Street N.E.
Washington D.C.
United States of America
20549-7561

Attention:   Office of the Chief Accountant
             and
             H Christopher Owings, Assistant Director, Corporation Finance

TO WHOM IT MAY CONCERN:

Re: Devine Entertainment Corporation ("Devine")

On May 1, 2009, Devine filed a Form 8-K Report with the Securities and Exchange Commission (the "Commission"). Devine filed an amendment on a Form 8-K/A Report with the Commission on May 13, 2009 (collectively, the "Disclosures"). Devine has requested that Deloitte & Touche LLP ("Deloitte") state whether it agrees with the content of the Disclosures.

Please be advised that Deloitte does not agree.

Rather than restate or attempt to summarize all of the relevant facts that Deloitte has previously provided in correspondence addressed to Devine, the Commission and the Ontario Securities Commission (the "OSC"), we incorporate by reference the details as to Devine's repeated unauthorized use of reports that it has attributed to Deloitte and the details of "disagreements" (as defined in Regulation S-K Item 304) contained in letters sent to the Commission, the OSC and/or the Board of Directors of Devine on August 15, 2008 and April 24, 2009. Copies of the August 15, 2008 letters are attached for your convenience as, to the best of our knowledge, the August 15, 2008 letters have not been filed by the company on EDGAR to date. The Disclosures do not correctly reflect these matters. In that regard, as well, we enclose a copy of a letter we have sent to Devine today further addressing this matter.

                                                        Member of
                                                        Deloitte Touche Tohmatsu

May 20, 2009
Page 2

In the circumstances, as Deloitte has not at any time authorized Devine to use any Deloitte report in connection with any of Devine's original or amended financial statements for the year ended December 31, 2007 or any of Devine's original or amended public filings incorporating same, Devine's advice that no reliance should be placed on any of the referenced unauthorized reports is appropriate.

Yours truly,

/s/ Deloitte & Touche LLP

Chartered Accountants
Independent Registered Chartered Accountants

Copy to:   David Devine, Director, Chairman of the Board, President and Chief
             Executive Officer
           Richard Mozer, Chair, Audit Committee of the Board of Directors Kenneth D. Taylor, Director
           Bryson Farrill, Director
           Ron Feddersen, Director
           Jane Southren, Lerners LLP
           Zeifmans, LLP

Deloitte(R)                                                  Mintz & Partners
                                                             1 Concorde Gate
                                                             Suite 200
                                                             Toronto ON M3C 4G4
                                                             Canada

                                                             Tel: 416-601-6500
                                                             Fax: 416-601-6610
                                                             www.deloitte.ca

August 15, 2008                                               SEC Mail
                                                          Mail Processing
By Messenger and Telecopy                                     Section

U. S. Securities and Exchange Commission                  August 15, 2008
100 F Street N.E.
Washington DC 20549-7561                                   Washington, DC
                                                                106
Attn: Office of the Chief Accountant
                         and
      H. Christopher Owings, Assistant Director
          Division of Corporation Finance

             Re: Devine Entertainment Corporation

Dear Sirs/Madams:

We have read Item 4.01 of Devine Entertainment Corporation's (the "Company") Form 8-K dated August 1, 2008 (the "Disclosure"), and have the following comments:

      1. We agree with the statements made in the first paragraph of the Disclosure except:

            a. We did not provide the Company with a final audit report for the year 2007 approved for use in the Company's annual report or for release for other use (as detailed below).

            b. We have no basis on which to agree or disagree with the statement made in the paragraph that "the decision to change the Company's independent accounting firm was approved by the Company's board of directors".

      2. We disagree with the statements made in the second paragraph of the Disclosure. Specifically, the Disclosure does not include any reference to the following matters which we consider to be "disagreements" for purposes of Regulation S-K Item 304 that we have had with the Company concerning accounting principles or practices, financial statement disclosure or audit scope or procedure since our engagement as the independent accountant to audit the Company's 2007 year-end financial statements in early 2008, none of which disagreements were resolved to our satisfaction before our termination as the Company's auditor.

            o We informed the Company that it was required to have its quarterly financial statements included in its Quarterly Reports on Form 10-Q reviewed by an independent public accountant, consistent with Rule 8-03 of Regulation S-X. The Company had not been having its quarterly financial statements reviewed by an independent public accountant.

                                                        Member of
                                                        Deloitte Touche Tohmatsu

                  At the time of our engagement to audit the Company's 2007 financial statements (following our acquisition of the public accounting practice of Mintz & Partners LLP, the predecessor independent public accountant for the Company), the Company declined to engage us to review its quarterly financial statements. The Company's position has been that it has received legal advice that it is not required to have its quarterly financial statements reviewed by an independent public accountant. Our position has remained that the Company has not been excused from the quarterly review requirement.

            o The Company filed its 2007 annual Form 10-KSB report on April 18, 2008 containing an audit report of Deloitte & Touche LLP on the Company's 2007 financial statements without receiving our final approval of the filing and without our approval to release our report. The Form 10-KSB filed on April 18, 2008 included a version of the 2007 financial statements which contained numerous errors and were not the financial statements to which our audit report was to be affixed. Upon becoming aware of such filing, we immediately contacted the Company and informed the Company that it should promptly amend its 2007 Form 10-KSB filing, as further discussed below. We also provided the Company with revised text for our audit report on the 2007 financial statements to replace the text that had been included in the filing.

            o In reference to the 2007 Form 10-KSB that had been filed by the Company on April 18, 2008, we advised the Company to file complete corrected documents promptly on a Form 10-KSB/A. Although the Company agreed to correct the errors, it subsequently advised us that its legal counsel was of the opinion that filing an errata form, rather than complete corrected documents, would suffice. We informed the Company that we did not consider this appropriate under the circumstances. On June 27, 2008, the company filed such an errata form without having advised us or given us the opportunity to review the filing. Subsequently, we have determined that the filing included most, but not all, of the necessary corrections. The Company also included in the Form 10-KSB/A filing (as well as in a filing with the Ontario Securities Commission) a fiscal 2007 audit report of Deloitte & Touche LLP which indicated that we had signed the report. While this report was in the revised form we had previously provided to the Company, it was used without prior notice to us, without our approval and without the Company having received the required signed audit report from us.

      3. We disagree with the statements made in the third paragraph of the Disclosure. We confirm that on July 11, 2008 the Company provided Deloitte & Touche LLP with a draft of its proposed Item 4.01 disclosure. On July 29, 2008, we provided a letter to the Company providing our preliminary comments on its proposed disclosure. This letter:

            a. indicated that we did not agree with the statement in the draft that there were no disagreements between Deloitte & Touche LLP and the Company concerning matters of accounting principle or practice, financial reporting disclosure or auditing scope or procedures;

            b. provided a summary description of the matters that had been the subject of disagreements; and

            c.    advised that further details would be provided shortly.

      4. We have no basis on which to agree or disagree with the statements made in the fourth paragraph of the Disclosure.

Please feel free to contact Amy Provvisionato at 416-874-3524
(aprovvisionato@deloitte.ca) with any questions in connection with this matter.

Yours truly,

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Toronto, Ontario

BY Messenger and E-mail:

cc:   The Audit Committee of the Board of Directors, Devine Entertainment
         Corporation:
      Other members of the Board of Directors, Devine Entertainment Corporation Chief Financial Officer, Devine Entertainment Corporation
      Zeifmans LLP
      Mintz & Partners LLP

Deloitte(R)                                                 Mintz & Partners
                                                            1 Concorde Gate
                                                            Suite 200
                                                            Toronto ON M3C 4G4
                                                            Canada

                                                            Tel: 416-601-6500
                                                            Fax: 416-601-6610
                                                            www.deloitte.ca

August 15, 2008

Ontario Securities Commission
20 Queen Street West
Suite 1903
Toronto, ON M5H 3S8

Attention: Continuous Disclosure

Devine Entertainment Corporation

Please find enclosed herewith a copy of correspondence delivered earlier today by Deloitte & Touche LLP to the U.S. Securities and Exchange Commission ("SEC") in connection with our removal as auditors of Devine Entertainment Corporation ("Devine").

Based on our review of its SEDAR profile, we understand that Devine is a reporting issuer in each of the provinces of Canada and its principal regulator is the Ontario Securities Commission ("OSC"). Based on Devine's Form 8-K (Changes in Registrant's Certifying Accountant) filed with the SEC on August 1, 2008 and the Canadian securities regulators on August 5, 2008, and in the absence of having been requested to review or prepare any documentation in accordance with the procedures set out in section 4.11(5) of National Instrument 51-102 -- Continuous Disclosure Obligations ("NI 51-102"), we assume that Devine intends to rely on the exemption from the change of auditor requirements for SEC issuers pursuant to section 4.11(4)of NI 51-102.

Accordingly, for your information and pursuant to section 4.11(4)(b) of NI 51-102, we are providing the OSC with a copy of our letter addressed to the SEC in response to Devine's Form 8-K filed with the SEC on August 1, 2008 and Canadian securities regulators on August 5, 2008.

In addition to the disagreements described in the accompanying letter to the SEC, we refer the OSC to Devine's annual audited financial statements for the financial year ended December 31, 2007 that were filed on SEDAR (first on April 18, 2008 and, again, within an Annual Report filed on May 21, 2008). As discussed in our attached letter to the SEC dated August 15, 2008, in Devine's April 18, 2008 filings (on both SEDAR and EDGAR), Devine included an audit report from Deloitte & Touche LLP that was used without our approval to release the report. Furthermore, in its May 21, 2008 SEDAR filing, Devine included a revised audit report from Deloitte & Touche LLP that had only been provided to Devine as an unsigned draft and for which our approval to release the report had also not been provided. In spite of this, we note that the audit report included in the May 21, 2008 filing erroneously purports to include an actual,

                                                        Member of
                                                        Deloitte Touche Tohmatsu
manuscript signature of "Deloitte & Touche LLP" by reproducing our signature, notwithstanding that signed audit reports were never, in fact, delivered.

Please feel free to contact Amy Provvisionato at 416-874-3524
(aprovvisionato@deloitte.ca) with any questions in connection with this matter.

Yours truly,

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Toronto, Ontario

cc:   The Audit Committee of the Board of Directors, Devine Entertainment
          Corporation
      Other members of the Board of Directors, Devine Entertainment Corporation Chief Financial Officer, Devine Entertainment Corporation
      Zeifinans LLP
      Mintz & Partners LLP

Deloitte(R)                                                Deloitte & Touche LLP
                                                           5140 Yonge Street
                                                           Suite 1700
                                                           Toronto ON  M2N 6L7
                                                           Canada

                                                           Tel: 416-601-6150
                                                           Fax: 416-601-6151
                                                           www.deloitte.ca


SENT VIA EMAIL AND COURIER

May 20, 2009

Mr. Richard Mozer
Chair, Audit Committee of the Board of Directors
Devine Entertainment Corporation
2 Berkeley Street, Suite 504
Toronto, ON M5A 2W3

Dear Mr. Mozer:

Re: Devine Entertainment Corporation ("Devine")

We are writing in reference to the Form 8-K and Form 8-K/A Reports (the "Disclosures") that Devine filed this month with the U.S. Securities and Exchange Commission ("SEC") and further to our response letter to the SEC. We wish to address the four points that were raised by the Disclosures.

Firstly, Deloitte & Touche LLP ("Deloitte") had substantially completed its audit work for the audit of Devine's financial statements for the year ended December 31, 2007 prior to April 18, 2008. Deloitte then identified and commented on items of the financial statements contained in the Form 10-KSB Report that you issued on April 18, 2008 and to which you attached an audit report without authorization. Detailed comments of Deloitte on the Form 10-KSB Report are reflected in correspondence to Devine on April 18, April 21 and April 24, 2008 (the "Correspondence") Devine should assume that these comments reflect the observations of Deloitte at that time on the Form 10-KSB, including financial statements, as filed on April 18, 2008.

Secondly, Devine, without Deloitte's authorization, reproduced the signature of Deloitte and affixed it to a previously provided form of draft audit report on May 21, 2008 in an Annual Report filed with the Ontario Securities Commission ("OSC"). This is reflected in our August 15, 2008 letter to the OSC.

Thirdly, Devine filed an amended Form 10-KSB/A on June 27, 2008. At that time, without Deloitte's authorization, Devine used a previously provided form of draft audit report which indicated that Deloitte had signed the report in its Form 10-KSB/A. Our comments on this issue are reflected in our August 15, 2008 letter to the SEC.

Finally, Devine issued a further amended Form 10-KSB/A report on February 13, 2009 which, on its face, reflects (i) events occurring after the completion of the audit work of Deloitte, the termination of Deloitte's engagement with Devine and Devine's engagement with new auditors and (ii) conclusions drawn by others with respect thereto (including updating matters that we had addressed in our

                                                        Member of
                                                        Deloitte Touche Tohmatsu

May 20, 2009
Page 2


Correspondence). As noted in our letter of April 24, 2009, we are not in a position to comment on such financial statements or on such matters. In the February 13, 2009 filing, Devine again used the April 18, 2008 unauthorized version of an audit report attached to the original Form 10-KSB without the consent of Deloitte.

We trust that this clarifies the nature and scope of our comments with respect to the various financial statements, the Form 10-KSB and Forms 10-KSB/A and the unauthorized use/execution of reports.

Yours truly,

/s/ Deloitte & Touche LLP

Chartered Accountants
Licensed Public Accountants

Copy to:   David Devine, Director, Chairman of the Board, President and Chief
             Executive Officer
           Kenneth D. Taylor, Director
           Bryson Farrill, Director
           Ron Feddersen, Director
           Jane Southren, Lerners LLP
           Zeifmans, LLP
           Securities and Exchange Commission
           Ontario Securities Commission